2350 N. Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4820

NEWS RELEASE

SOUTHWESTERN ENERGY PROVIDES OPERATIONAL UPDATE

Gross Production from Fayetteville Shale Rises to Approximately 70 MMcf/D;

Company Increases 2006 Capital Investment Program by 11%;

New Successful Pilots Extend Productive Area to the East

Houston, Texas – October 23, 2006...Southwestern Energy Company (NYSE: SWN) today announced that gross production from the company’s wells in the Fayetteville Shale has now reached approximately 70 MMcf per day, up from approximately 50 MMcf per day at August 1, 2006 and is expected to increase to approximately 100 MMcf per day by year-end. The company currently has 14 rigs working in the play area, up from 10 rigs at July 31, 2006, and plans to have 19 rigs running in the play by year-end.

“Several positive events have occurred in the Fayetteville Shale play during the third quarter,” stated Harold M. Korell, President and Chief Executive Officer of Southwestern Energy.  “We have proven up more of the acreage, successfully testing an additional four pilot areas, one of which extends our productive region by approximately six miles to the northeast.  In addition, our horizontal wells continue to perform well.”

Southwestern announced today that it increased its projected capital investments for 2006 to $925.0 million, up approximately 11% from the $830.1 million capital program announced in December 2005.  The increased amount includes projected capital expenditures of $865.0 million for the company’s E&P segment, up from approximately $770.3 million.  The increase is attributable to the company’s Fayetteville Shale play and is primarily related to changes during the year in the company’s fracture stimulation practices, higher service costs, increased outside-operated activity and costs related to previously disclosed purchases of land drilling rigs.

Southwestern invested a total of $577.9 million in its E&P program during the first nine months of 2006, compared to $323.3 million in the first nine months of 2005.  During the first nine months of 2006, the company participated in 273 wells, 132 of which were successful, 134 were still in progress and seven were dry at September 30, 2006, for a 95% success rate through the first nine months of 2006.

Fayetteville Shale Play - In the first nine months of 2006, Southwestern invested approximately $221.8 million in its Fayetteville Shale play, which includes $175.3 million to spud 142 wells, $22.2 million for leasehold, $5.2 million for seismic expenditures, and $19.1 million for other capitalized expenses.  Through October 19, 2006, Southwestern has drilled and completed a total of 128 wells in the Fayetteville Shale play, of which 76 are

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designated as horizontal wells.  The wells are located in 25 separate pilot areas located in eight counties in Arkansas.  Of the 76 horizontal wells, 71 are currently producing.  In addition, 97 wells were in the drilling or completion phase at October 19, 2006, including 46 wells which had been drilled through the vertical section with a smaller rig and will be re-entered with a larger rig capable of drilling the horizontal section.

Southwestern produced 3.8 Bcf in the third quarter from the Fayetteville Shale, up from 1.8 Bcf in the second quarter.  The company’s gross production rate has now reached approximately 70 MMcf per day.  At October 19, 2006, the company had an inventory of 27 wells waiting on completion compared to 12 wells at July 31, 2006.  Southwestern currently has two completion crews operating in the area and has entered into supply arrangements with strategic partners to have up to five crews in the area by the end of the first quarter of 2007.  The graph below provides gross production data from the Fayetteville Shale play.

Gross production reached approx. 70 MMcf/d as of October 23rd, up from approx. 50 MMcf/d on August 1st
Gross Production (MMcf/d)
0
20
40
60
80
100
Jan-06
Feb-06
Mar-06
Apr-06
May-06
Jun-06
Jul-06
Aug-06
Sep-06
Oct-06
Nov-06

Earlier in the year, the company moved away from completing wells using nitrogen foam fracture stimulations in favor of larger slickwater and cross-linked gel stimulations, based upon the improved well performance experienced with those treatments.  Through October 19, 2006, the company had performed 49 slickwater or cross-linked gel fracture stimulation treatments on horizontal wells currently on production.  The average initial production test rate for these 49 wells was 1.7 MMcf per day.  The average rate for 42 wells that had been on production after 30 days was 1.5 MMcf per day and the average rate for 23 wells that had been on production after 90 days was 1.4 MMcf per day.  Current production information for the company’s slickwater and cross-linked wells are as follows:

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				AOGC Form 3	Highest	30-Day	90-Day	Production
				Production	Production	Production	Production	Rate at
				Rate	Rate	Rate	Rate	October 19, 2006	Days on
	Well Name	Field	County	(Mcfpd)	(Mcfpd)	(Mcfpd)	(Mcfpd)	(Mcfpd)	Production

1	McNew 4-2H	Gravel Hill	Conway	1183	1513	1134	935	458	368
2	McNew 5-2H	Gravel Hill	Conway	1018	1109	1036	845	638	229
3	Cassell 2-20H	Scotland	Van Buren	1804	1804	1502	1218	937	205
4	Boy Scouts 1-11H	Cove Creek	Faulkner	1254	1478	1336	1008	1056	200
5	Lieblong 1-15H	Cove Creek	Faulkner	804	927	870	772	617	188
6	Black 1-21H	Scotland	Van Buren	2034	2716	2531	1674	1280	184
7	Edwards, J 2-36H	Cove Creek	Faulkner	1738	1910	1800	1533	984	170
8	Harmon 1-13H	Cove Creek	Faulkner	857	857	617	463	450	168
9	Anadarko 1-11H	Gravel Hill	Conway	3627	3913	3447	2557	1985	157
10	Carr Trust 1-10H	Gravel Hill	Conway	1234	1706	1098	749	618	152
11	Evans 2-32H	Gravel Hill	Van Buren	1140	2879	2463	1991	1641	142
12	Evans 1-32H	Gravel Hill	Van Buren	2560	2814	2558	2182	1806	139
13	Anthony Trust 1-9H	Gravel Hill	Conway	2619	2619	1031	695	953	138
14	McGee 2-35H	Cove Creek	Faulkner	2565	2565	1200	830	657	129
15	Bryant 2-12H	Cove Creek	Faulkner	2702	2814	1947	1184	1052	126
16	Russell 1-33H	Gravel Hill	Van Buren	1145	2928	2635	2243	2051	117
17	Grills 1-31H	Gravel Hill	Van Buren	1319	2010	1880	1610	1509	114
18	Scroggins 2-14H	Cove Creek	Faulkner	1420	1424	1100	780	712	112
19	Guinn 1-6H	Gravel Hill	Conway	1924	2568	2011	1604	1482	112
20	Grills 2-31H	Gravel Hill	Van Buren	2734	3986	3868	2758	2618	103
21	Guinn 2-6H	Gravel Hill	Conway	2344	3040	2964	2036	1931	103
22	Carr Trust 2-10H X	Gravel Hill	Conway	1856	1856	1391	1018	965	100
23	Anthony Trust 2-9H	Gravel Hill	Conway	1274	1297	923	734	714	98
24	Wallace 1-5H	South Rainbow	Conway	1718	2289	2014		1883	89
25	Anadarko 2-11H	Gravel Hill	Conway	988	988	773		644	83
26	Brown 1-31H	Cove Creek	Van Buren	1140	1415	1201		721	83
27	Wallace 2-5H	South Rainbow	Conway	1500	1752	1433		1629	83
28	Dowdy 1-25H	Gravel Hill	Van Buren	1143	1200	1013		612	80
29	Jameson 1-15H	Cove Creek	Faulkner	2887	2887	2016		1551	76
30	Bryant Hall 2-4H	Southeast Rainbow	Conway	677	746	736		688	73
31	Flowers 1-3H	South Rainbow	Conway	1456	1460	1229		1029	71
32	Miller Heirs 2-10H	Cove Creek	Faulkner	1450	1450	717		580	64
33	Sneed 2-31H	New Quitman	Cleburne	650	679	441		389	59
34	Hefley 1-12H	Sharkey	White	1649	1828	1266		1127	53
35	Russell 2-33H	Gravel Hill	Van Buren	1002	1002	644		561	52
36	Boy Scouts 2-1H	Cove Creek	Faulkner	1625	1974	1854		1942	49
37	Oswald 1-26H	Griffin Mountain	Conway	800	800	519		505	47
38	Crow 1-28H	Scotland	Van Buren	2553	2553	1521		1454	45
39	Crow 2-28H	Scotland	Van Buren	1995	2421	1956		1805	42
40	Boy Scout 3-1H	Cove Creek	Faulkner	1089	1089	610		578	34
41	Flowers 2-3H	South Rainbow	Conway	1950	2411	2043		2002	34
42	Bryant 1-32H	South Rainbow	Conway	1687	1893	1671		1710	33
43	Waggoner 2-33H	Griffin Mountain	Conway	1017	1017			993	24
44	Knowles 2-26H	Gravel Hill	Van Buren	2753	2753			2595	18
45	Boy Scouts 1-9H	Cove Creek	Conway	659	663			623	16
46	Boy Scouts 3-2H	Cove Creek	Faulkner	2423	2423			2112	10
47	Boy Scouts 2-2H	Cove Creek	Faulkner	2705	2705			2498	6
48	Sneed 1-1 H	New Quitman	Faulkner	865	865			722	5
49	Boy Scouts 2-9H	Cove Creek	Conway	1338	1338			1295	3

	Averages			1650	1905	1548	1366	1211	98

	Note: Excludes Hildreth 2-36H well which was longitudinally-fracture stimulated with 3 stages stimulated.

Costs of the company’s recently completed slickwater horizontal wells have averaged approximately $2.2 million per well.  Southwestern has been able to mitigate a portion of the rising service costs through the utilization of its surface hole drilling program and increased efficiencies from its new fit-for-purpose drilling rigs.  The company’s average horizontal well has a vertical depth of 3,700 feet and lateral length of 2,350 feet, and has recently taken 10 to 15 days on average to drill the horizontal section of the hole.

Horizontal wells recently completed using improved fracture stimulation techniques are displaying shallower initial decline rates, potentially pointing toward higher estimated ultimate recoveries.  The graph below provides normalized average daily production data through October 19, 2006, for the company's horizontal wells using improved fracture stimulation techniques compared to typecurves from the company's reservoir simulation shale gas model.

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Mcf/d
Recent fracture stimulations performing above typecurves
Average SW/XL Well
1.5 Bcf Typecurve
1.3 Bcf Typecurve
Well Count
44
41
32
23
15
10
5
2
1
2500
2000
1500
1000
500
0
0
30
60
90
120
150
180
210
240
270
300
330
360
Days of Production

As of October 19, 2006, Southwestern had 14 drilling rigs running in its Fayetteville Shale play area, 12 of which are capable of drilling horizontal wells and two smaller rigs that are used to drill the vertical section of the horizontal wells.  The company expects five rigs to be delivered in the fourth quarter for a total of 19 rigs drilling in the play by year-end 2006, 15 of which will be able to drill horizontal wells.

In the second quarter of 2006, the company extended the play approximately 20 miles to the east with the drilling of the Hefley #1-12-H well located in White County.  This well was placed on production at approximately 1.6 MMcf per day in late-August.  In the third quarter, Southwestern successfully completed its first well in its Mako pilot area located approximately six miles northwest of the Hefley well.  The Johnson #1-16-H well encountered 486 feet of gross Fayetteville Shale pay and is currently flowing back after being fracture stimulated last week.  The company also extended the productive area of the play during the third quarter approximately six miles to the northeast with its Nicholson #1-16-H well located in its Hammerhead pilot area.  The Nicholson well encountered 562 feet of gross Fayetteville Shale play and is scheduled to be fracture stimulated next week.

During the third quarter, the Arkansas Oil and Gas Commission approved statewide field rules in the Fayetteville Shale, the Moorefield Shale and the Chattanooga Shale as “unconventional sources of supply.”  Under the statewide rules each drilling unit would consist of a governmental section of approximately 640 acres and operators would be permitted to drill up to 16 wells per drilling unit for each unconventional source of supply.  Based on the assumptions contained in the field rule applications for these fields, Southwestern estimated the expected drainage from its horizontal wells to be less than 80 acres per well based on existing microseismic data and reservoir simulation modeling.  At October 19, 2006, the company held a total of approximately 887,000 net acres in the play area (including approximately 125,000 net acres held by conventional production).  By the

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end of 2006, Southwestern expects to have effectively tested a substantial portion of its Fayetteville Shale acreage.

In February 2006, Southwestern announced that it had tested gas production from two vertical wells in the deeper Moorefield and Chattanooga Shales in the play area.  Southwestern’s first horizontal test of the Moorefield, the Carter #2-35-H well in its East Cutthroat pilot area, was drilled during the third quarter and encountered 221 feet of gross Fayetteville Shale pay and an estimated 85 feet of gross Moorefield Shale pay based upon the offsetting vertical well.  This well is currently being completed in the Moorefield Shale.  Southwestern currently holds approximately 130,000 net undeveloped acres that could be prospective in the Moorefield Shale.  The company is also continuing to evaluate the possible future development of the Chattanooga Shale with horizontal wells.

Conventional Arkoma Program - Southwestern invested approximately $68.9 million and spudded 56 wells in the first nine months of 2006 in its conventional Arkoma Basin program. The company currently has five rigs running in the conventional Arkoma Basin, all of which are drilling at its Ranger Anticline area in Yell and Logan Counties, Arkansas.  The company has completed 11 wells at Ranger during the first nine months of 2006, including potentially the company’s best well in the area, the Smith #1-12, which was completed during the third quarter and is currently producing 5.5 MMcf per day after being on production for 64 days.  Southwestern plans to drill between 45 and 55 wells at Ranger in 2006.

In the company’s Midway exploration area in Logan County, Arkansas, a total of five wells have been drilled to date.  Of those, two wells are producing and three wells are either being completed or waiting on pipeline.  The company holds approximately 28,650 gross acres in the Midway exploration area.

East Texas - Southwestern invested approximately $151.1 million in East Texas and spudded 61 wells during the first nine months of 2006.  Of these 61 wells, 54 were at its Overton Field and seven were located in the company’s Angelina River Trend area.  The company currently has four rigs drilling at Overton with an additional rig in the Angelina River Trend, and expects to bring two company-owned drilling rigs into East Texas by the end of 2006.  The company continues to maintain a 100% success rate at both Overton and Angelina, and expects to drill a total of 85 wells in East Texas in 2006.  Of those 85 wells, 68 wells are planned at Overton and 17 wells are planned at Angelina.

Permian Basin - Southwestern is performing completion operations on its first two wells in the emerging Barnett Shale play in the Permian Basin of West Texas, where it holds approximately 50,000 net acres.  The State Street State #701 vertical well located in the company’s Popeye Prospect is currently shut-in for a pressure build-up test after testing non-commercial quantities of gas.  The Dela Minerals 3 State #701 vertical well in the company’s deeper Coronado Prospect is currently being completed and preliminarily tested at an estimated rate of 2.1 MMcf per day over a shortened test period.

South Louisiana - In early October, Southwestern signed a purchase and sale agreement to divest its South Louisiana producing properties for an estimated $14.0 million, subject to customary closing adjustments.  Southwestern expects the transaction to be closed during

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the fourth quarter.  At year-end 2005, the properties had proved reserves of approximately 9.0 Bcfe. The company expects that the impact on its total production from the sale of these properties will be approximately 0.2 Bcfe during the fourth quarter of 2006.

Southwestern Energy Company is an integrated natural gas company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering, transmission, and marketing, and natural gas distribution.  Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:	Greg D. Kerley	Brad D. Sylvester, CFA
	Executive Vice President	Manager, Investor Relations
	and Chief Financial Officer	(281) 618-4897
(281) 618-4803

All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the availability of oil field personnel, services, drilling rigs and other equipment, including pressure pumping equipment and crews in the Arkoma Basin; the timing and extent of changes in commodity prices for natural gas and oil; the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the extent to which the Fayetteville Shale play can replicate the results of other productive shale gas plays; the potential for significant variability in reservoir characteristics of the Fayetteville Shale over such a large acreage position; the extent of the company’s success in drilling and completing horizontal wells; the company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation; the company’s lack of experience owning and operating drilling rigs; the company’s ability to fund its planned capital expenditures; future property acquisition or divestiture activities; the effects of weather and regulation on the company’s gas distribution segment; increased competition; the impact of federal, state and local government regulation; the financial impact of accounting regulations and critical

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accounting policies; changing market conditions and prices (including regional basis differentials); the comparative cost of alternative fuels; conditions in capital markets and changes in interest rates; and any other factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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